Exhibit 3(i)(a)


                     CERTIFICATE OF MERGER
                               OF
                VITAL LIVING, INC. a Nevada corporation
                                   and
               VCM TECHNOLOGY LIMITED a Nevada corporation



     The undersigned corporations, VITAL LIVING, INC., a Nevada corporation ("VLI"), and VCM TECHNOLOGY LIMITED, a Nevada corporation ("VCM"), do hereby certify:
     1. VLI is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on January 22, 2001.

     2. VCM is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on June 19, 1979.

     3. VLI and VCM are parties to a Merger Agreement, pursuant to which VCM will be merged with and into VLI. Upon completion of the merger VLI will be the surviving corporation in the merger and VCM will be dissolved. Pursuant to the Merger Agreement the stockholders of VCM will receive stock in VLI.

     4. The Articles of Incorporation and Bylaws of VLI as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of August 16, 2001, which sets forth the plan of merger providing for the merger of VCM with and into VLI is on file at the corporate offices of VLI.

     6. A copy of the Merger Agreement will be furnished by VLI on request and without cost to any stockholder of any corporation that is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of VCM at a meeting held August 6, 2001.

     8. VCM has 6,454,060 shares of common stock issued, outstanding and entitled to vote on the merger.At a meeting of the Shareholders of VCM held August 6, 2001 all 6,454,060 shares voted in favor of the merger,being sufficient vote to approve the merger.

     9.The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a majority of the Board of Directors of VLI at a meeting held July 31,2001.
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     10.Stockholder approval of the Agreement and Plan of Merger by the
Stockholders of VLI is not required pursuant to NRS 92A.130(1).

     11. The manner in which the exchange of issued shares of VLI shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Certificate of Merger this 16th day of August,2001.


VITAL LIVING, INC.                 VCM TECHNOLOGY LIMITED
a Nevada corporation               a Nevada corporation


By /s/ Bradley Edson                  By/s/ Debra K. Amigone
    BRADLEY EDSON, President            DEBRA K. AMIGONE, President


By /s/Martin Gerst                    By/s/ Debra K. Amigone
    MARTIN GERST, Secretary             DEBRA K. AMIGONE, Secretary
STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On August 16, 2001 before me, a Notary Public personally appeared BRADLEY EDSON and MARTIN GERST who are the President and Secretary, respectively, of VITAL LIVING,INC.,and who are personally known to me(or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities and that, by their signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                              /s/Anthony N. DeMint
                                 Anthony N. DeMint
                                 Notary Public

STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On August 16, 2001 before me, a Notary Public, personally appeared DEBRA
K. AMIGONE who is the President and Secretary of VCM TECHNOLOGY LIMITED and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in her authorized capacities and that, by her signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                              /s/Anthony N. DeMint
                                 Anthony N. DeMint
                                 Notary Public

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